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                                                                  EXHIBIT (j)(4)



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 48 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 2-90946) on behalf of Eaton Vance Tax-Managed International Growth Fund (the "Fund") of our report dated December 4, 1998, on our audit of the financial statements and financial highlights of the Fund which report is included in the Annual Report to Shareholders for the year ended October 31, 1998, which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

     We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the heading "Other Service Providers" in the Statement of Additional Information of the Registration Statement.


                                  /s/ Deloitte & Touche LLP
                                  -------------------------
                                  DELOITTE & TOUCHE LLP


February 19, 1999
Boston, Massachusetts


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